UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2005

CLICK COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30881	36-4088644
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, 52nd Floor, Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 482-9006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This 8-K/A is being filed to amend and restate the 8-K “Changes in Registrant’s Certifying Accountant” filed on April 6, 2005.

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

KPMG LLP (KPMG) was previously the principal accountants for Click Commerce, Inc. (the Company).  The Audit Committee of the Board of Directors recently recommended, and the Board authorized, the Company’s senior management to solicit proposals from various accounting firms to provide audit and related services for the 2005 fiscal year.  The decision resulted from the Audit Committee’s concerns about the increasing costs of such services.  On March 31, 2005, KPMG responded to the request for proposal by indicating that it declined to stand for reelection, and instead, resigned as the Company’s principal accountants.  On April 7, 2005, the Audit Committee selected BDO Seidman, LLP to be the Company’s principal accountants.

In connection with the audits of the two fiscal years ended December 31, 2004 and through the subsequent interim period ended March 31, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, except as follows:

In November 2004, during the performance of KPMG’s interim review procedures for the quarter ended September 30, 2004, there was a disagreement regarding the accounting for software license upgrade rights that were included in certain of the Company’s contracts with its customers.  Had the contracts that contained these upgrade rights not been accounted for on a subscription basis, KPMG’s auditors’ report on the Company’s consolidated financial statements would have been modified.  The Audit Committee of the Board of Directors discussed the subject matter of this disagreement with KPMG.

As disclosed in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2004, the Company, in conjunction with KPMG, determined it had a material weakness in its internal controls.  In connection with performing a review of the Company’s interim financial information, KPMG issued a letter to the Company to communicate the control deficiencies that were considered to be a material weakness.  KPMG indicated, and the Company agreed, that the Company’s quarter-end reporting schedule was too compressed, allowing insufficient time for the Company to perform adequate reviews of its accounting records and prepare appropriate support for the accounting positions taken by the Company, and for its independent registered public accounting firm to complete its review of the Company’s financial statements, prior to the Company’s release of its financial results.  The Audit Committee of the Board of Directors discussed the control deficiencies that were considered to be a material weakness with KPMG.  Consequently, the Company determined that, for future periods, it would release its quarterly financial results to the public on a date closer to the due date for the filing of its Form 10-Q or Form 10-K, thereby increasing the time available for its internal review of accounting issues and for its independent public accountants’ review of the Company’s financial statements. The Company implemented this change in internal controls during the fourth quarter of 2004 and this material weakness was not repeated in connection with the Company’s annual reporting on Form 10-K as of and for the year ended December 31, 2004.

The Company has authorized KPMG to respond fully to inquires of the successor accountant, BDO Seidman, LLP, concerning the subject matter of the disagreement and material weakness.

The audit reports of KPMG on the consolidated financial statements of the Company as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided KPMG with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above and, if not, stating the respects in which it does not agree.  A copy of KPMG’s letter is attached as Exhibit 16.1 to this Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

16.1  Letter from KPMG LLP to the Securities and Exchange Commission dated July 19, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.

By:	/s/ MICHAEL W. NELSON
Michael W. Nelson
Vice President, Chief Financial Officer and Treasurer

Date: July 19, 2005

(c) Exhibits

16.1  Letter from KPMG LLP to the Securities and Exchange Commission dated July 19, 2005.